PRINCIPAL UNDERWRITER'S AGREEMENT

IT IS HEREBY AGREED by and between COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of COVA VARIABLE LIFE ACCOUNT ONE (the "VARIABLE ACCOUNT") and COVA LIFE SALES COMPANY (the "PRINCIPAL UNDERWRITER") as follows:

                                      I

INSURANCE COMPANY proposes to issue and sell Variable Life Insurance Policies (the "Policies") of the Variable Account to the public through PRINCIPAL
UNDERWRITER.   The PRINCIPAL UNDERWRITER agrees to provide sales  service subject to the terms and conditions hereof.  The Policies to be sold  are more  fully  described in the registration statement and prospectus
hereinafter  mentioned.    Such  Policies  will be issued by INSURANCE COMPANY
through  the  Variable  Account.

                                      II

INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Policies issued through the Variable Account. PRINCIPAL UNDERWRITER will sell the Policies under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Policies as specified in the prospectus.

                                     III

PRINCIPAL UNDERWRITER shall be compensated for its distribution services in such amount as to meet all of its obligations to selling broker-dealers with respect to all Premium Payments accepted by INSURANCE COMPANY on the Policies covered hereby.

                                      IV

On behalf of the Variable Account, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Policies. INSURANCE COMPANY shall provide to PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                      V

PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Policies or the Variable Account of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Variable Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                      VI

Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                     VII

This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party.

                                     VIII

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

EXECUTED  this 19th  day  of October,  1999.

                                 INSURANCE COMPANY

                                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY



                                 BY: /s/LORRY J. STENSRUD
                                    ---------------------------------

ATTEST: /s/BERNARD J. SPAULDING
        ------------------------
                    Secretary

                                 PRINCIPAL UNDERWRITER

                                 COVA LIFE SALES COMPANY


                                 BY:/s/PATRICIA E. GUBBE
                                    -------------------------



ATTEST:/s/BERNARD J. SPAULDING
       ---------------------------
                    Secretary